     As filed with the Securities and Exchange Commission December 29, 1998
                                                      Registration No. 333-44821
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ________________________
                           RANGE RESOURCES CORPORATION
                        (formerly Lomak Petroleum, Inc.)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            Delaware                               500 Throckmorton Street
(STATE OR OTHER JURISDICTION OF                     Ft. Worth Texas 76102
 INCORPORATION OR ORGANIZATION)                       (817) 870-2601

                                   34-1312571
                                (I.R.S. EMPLOYER
                               IDENTIFICATION NO.)

      (ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                             1989 STOCK OPTION PLAN
                            1997 STOCK PURCHASE PLAN
                               401(K) PLAN & TRUST
                              (FULL TITLE OF PLANS)
                            ________________________

                          John H. Pinkerton, President
                           Range Resources Corporation
                500 Throckmorton Street, Fort Worth, Texas 76102
                                 (817) 870-2601
  (Name, address, including zip code and telephone number of agent for service)
                            ________________________

                                 With a copy to:
                                  J. Mark Metts
                             Vinson & Elkins L.L.P.
                             1001 Fannin, Suite 2300
                            Houston, Texas 77002-6760
                                 (713) 758-2222
                            ________________________

                         CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                                           Proposed          Proposed
                                                                            Maximum           Maximum
Title of Each Class of Securities     Amount to be    Offering Price       Aggregate         Amount of
    to be Registered(1)               Registered (2)    Per Share (3)    Offering Price   Registration Fee(3)
-------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value           1,000,000          $15.31         $ 15,310,000         $ 4,639

Common Stock, $.01 par value             424,500          $15.31         $  6,499,095         $ 1,969

Common Stock, $.01 par value             200,000          $15.31         $  3,062,000         $   928
-------------------------------------------------------------------------------------------------------------

                        Total          1,624,500             -                 -              $ 7,536
=============================================================================================================

(1) Also includes an indeterminate amount of interests to be offered pursuant to the 401(K) Plan & Trust in accordance with Rule 416(c).

(2) Consists of 1,000,000 shares of Common Stock issuable upon exercise of options not yet granted under the 1989 Stock Option Plan, as amended, 424,500 shares of Common Stock available for purchase under the 1997 Stock Purchase Plan and 200,000 shares of Common Stock issuable under the Company's 401(K) Plan and Trust.

(3)  Previously paid to the Commission on January 23, 1998.

                                EXPLANATORY NOTE

         On August 25, 1998, Lomak Petroleum Inc, (the Registrant") changed its name to "Range Resources Corporation". All references to "Lomak", "Lomak Petroleum, Inc." or the "Registrant" in this Registration Statement shall mean Range Resources Corporation.

                             THE STOCK OPTION PLANS

         This Registration Statement relates to an aggregate of 1,624,500 shares of common stock, $.01 par value (the "Common Stock"), of Range Resources Corporation. ("Registrant") issuable upon the exercise of stock options that will be granted under the 1989 Stock Option Plan (the "Option Plan") and Common Stock that has and will be issued under the 1997 Stock Purchase Plan (the "Purchase Plan") and Common Stock that will be issued under the 401(K) Plan & Trust (the "Benefit Plan") (collectively, the "Plans") of the Registrant to employees of the Registrant.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference
                  ---------------------------------------

         The Registrant hereby incorporates by reference in this Registration Statement the following documents:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

         (b) All other reports filed by the Registrant since December 31, 1997 with the Securities and Exchange Commission (the "Commission") pursuant to
Section 13(a) or 15(d) of the Exchange Act, including the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 and the Registrant's Current Report on Form 8-K dated September 9, 1998, as amended by Form 8-K/A dated November 9, 1998;

         (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 10, dated June 18, 1980, and filed with the Commission pursuant to Section 12(g) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for the purpose of updating such description; and

         (d) The Registrant's preceding Registration Statement on Form S-8 (Registration No. 33-66322) and Registration Statement on Form S-8 (Registration No. 333-10719).

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates all shares under the Plans have been sold or which deregisters all shares then remaining unsold under the Plans, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Registrant will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be directed to Range Resources Corporation, 500 Throckmorton Street, Fort Worth, Texas 76102 Attention: Corporate Secretary, telephone (817) 870-2601.

         Item 4.  Description of Securities
                  -------------------------

                  Not applicable.


         Item 5.  Interests of Named Experts and Counsel
                  --------------------------------------

                  Not applicable.

         Item 6.  Indemnification of Directors and Officers
                  -----------------------------------------

     The Registant is a Delaware corporation. Section 145 of the Delaware General Corporation Law generally provides that a corporation is empowered to indemnify any person who is made a party to a proceeding or threatened proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or was, at the request of the corporation, serving in any of such capacities in another corporation or other enterprise. This statute describes in detail the right of the corporation to indemnify any such person.

     Article SEVENTH, section (5) the Registrant's Certificate of Incorporation provides:

             "Any former, present or future director, officer or employee of the Company or the legal representative of any such director, officer, or employee shall be indemnified by the Company

             (a) against reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful on the merits or otherwise in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, or in defense of any claim, issue or matter therein, by reason of such person being or having been such director, officer or employee, and

             (b) with respect to any such action, suit, proceeding, inquiry or investigation for which indemnification is not made under (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Company) and counsel fees if such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board of Directors (sitting as a committee of the Board) who were not parties to such inquiry, investigation, action, suit or proceeding or by any one or more disinterested counsel to whom the question may be referred to the Board of Directors; provided, however, in connection with any proceeding by or in the right of the Company, no indemnification shall be provided as to any person adjudged by any court to be liable for negligence or misconduct except as and to the extent determined by such court.

             The termination of any such inquiry, investigation, action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that such person did not meet the standards of conduct set forth in subsection (b) above.

             Reasonable costs, disbursements and counsel fees incurred by such person in connection with any inquiry, investigation action, suit or proceeding may be paid by the Company in advance of the final disposition of such matter if authorized by a majority of the Board of Directors (sitting as a committee of the Board) not parties to such matter upon receipt by the Company of an undertaking by or on behalf of such person to repay such amount unless it is ultimately determined that such person is entitled to be indemnified as set forth herein.

             The Board of Directors may, at any regular or special meeting of the Board, by resolution, accord similar indemnification (prospective or retroactive) to any director, trustee, officer or employee of any other company who is serving as such at the request of the Company because of the Company's interest in such other company and any officer, director or employee of any constituent corporation absorbed by the Company in a consolidation or merger, or the legal representative of any such director, trustee, officer or employee.

             The indemnification herein provided shall not exclude any other rights to which such person may be entitled as a matter of law or which may be lawfully granted."

     Article EIGHTH of the Registrant's Certificate of Incorporation provides:

             "No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
             (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
             Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This paragraph shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of its adoption. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director to the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. No repeal or modification of this
             Article VIII, directly or by adoption of an inconsistent provision of this Certificate of Incorporation, by the stockholders of the Corporation shall be effective with respect to any cause of action, suit claim or other matter, but for this Article VIII, would accrue or arise prior to such repeal or modification.

     Article XII of the Company's Bylaws, incorporating the above provisions, provides for an indemnification agreement to be entered into by directors and designated officers of the Company. All directors of the Company have executed an indemnification agreement, the form of which was approved by stockholders at the Company's 1994 annual stockholder's meeting.

     Article XII of the Company's Bylaws also allows the Company to purchase liability insurance for officers and directors. As of the date hereof, there is no such insurance in place.

     Article XIII of the Company's Bylaws, with certain specified exceptions, limits the personal liability of the directors to Lomak or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by Delaware law, including any changes in Delaware law adopted in the future.



         Item 7.  Exemption from Registration Claimed
                  -----------------------------------

                  Not applicable.

         Item 8.  Exhibits
                  --------

   Exhibit No.                                        Description
------------------    -----------------------------------------------------------------------------

4.1*                  Lomak  Petroleum,  Inc. 1989 Stock Option Plan (filed as Exhibit  10.1(d) to the Registrant's  Registration  Statement on Form S-4, File No. 33-31558 and
                      incorporated herein by reference)
4.2*                  Amendment to the Lomak Petroleum, Inc. 1989 Stock Option Plan, as Amended

4.3*                  1997 Stock Purchase Plan

4.4*                  Lomak Petroleum, Inc. 401(K) Plan & Trust

5.1(a)*               Opinion of Vinson & Elkins L.L.P.

5.1(b)                The Company will submit or has  submitted the Benefit Plan and any amendment thereto to the Internal  Revenue  Service ("IRS") in a timely manner and has made or will make all  changes  required  by the IRS in order to qualify the
                      Benefit Plan.

5.1(c)                Opinion of Vinson & Elkins L.L.P.


                                       4


23.1(a)*              Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1(a))

23.1(b)               Consent of Arthur Andersen LLP

23.1(c)*              Consent of Coopers & Lybrand LLP

23.1(d)               Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1(c))

24.1*                 Powers of Attorney

24.1(b)               Power of Attorney - Jonathan S. Linker

24.1(c)               Power of Attorney - Michael V. Ronca


         *  Previously filed.





         Item 9.  Undertakings
                  ------------

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii)To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange

Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned , thereunto duly authorized, in the City of Hartville, State of Ohio, on December 29, 1998.

                              RANGE RESOURCES CORPORATION


                              BY:    /s/ THOMAS W. STOELK
                                 ----------------------------------------------
                                    Thomas W. Stoelk
                                    Senior Vice President-Finance and
                                    Administration and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities on the dates indicated.

  SIGNATURE                                TITLE                                    DATE

  ---------------------------------------------------------------------------------------------------

                     *                     Chairman and Director                    December 29, 1998
  ----------------------------------------
            Thomas J. Edelman

                     *                     President, Chief Executive Officer and   December 29, 1998
  ---------------------------------------- Director (Principal Executive Officer)
            John H. Pinkerton

          /s/ Michael V. Ronca             Chief Operating Officer and              December 29, 1998
------------------------------------------ Director
            Michael V. Ronca

                     *                     Director                                 December 29, 1998
  ----------------------------------------
             Robert E. Aikman

                     *                     Director                                 December 29, 1998
  ----------------------------------------
              Allen Finkelson

                     *                     Director                                 December 29, 1998
  ----------------------------------------
              Anthony V. Dub

                     *                     Director                                 December 29, 1998
  ----------------------------------------
               Ben A. Guill

          /s/ Jonathan S. Linker           Director                                 December 29, 1998
  ----------------------------------------
            Jonathan S. Linker

           /s/ Thomas W. Stoelk            Senior Vice President - Finance and      December 29, 1998
  ---------------------------------------- Administration
             Thomas W. Stoelk              (Principal Financial Officer)


                     *                     Vice President and Controller            December 29, 1998
  ---------------------------------------- (Principal Accounting Officer)
             Geoffrey T. Doke


                                              *  BY:     /s/ THOMAS W. STOELK
                                                   ---------------------------
                                                             Thomas W. Stoelk

                                              Pursuant to a power of attorney
                                              previously filed with the
                                              Securities and Exchange Commission

         Pursuant to the requirements of the Securities Act of 1933, the Benefit Plan has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartville, State of Ohio on December 29, 1998.

                                              RANGE RESOURCES CORPORATION
                                              401(K) PLAN & TRUST

                                              By:        /s/ Thomas W. Stoelk
                                                 ------------------------------
                                                             Thomas W. Stoelk
                                              Title: Plan Administrator



                                  EXHIBIT INDEX

   Exhibit No.                                        Description
------------------    -----------------------------------------------------------------------------

4.1*                  Lomak  Petroleum,  Inc. 1989 Stock Option Plan (filed as Exhibit  10.1(d) to the Registrant's  Registration  Statement on Form S-4, File No. 33-31558 and
                      incorporated herein by reference)

4.2*                  Amendment to the Lomak Petroleum, Inc. 1989 Stock Option Plan, as Amended

4.3*                  1997 Stock Purchase Plan

4.4*                  Lomak Petroleum, Inc. 401(K) Plan & Trust

5.1(a)*               Opinion of Vinson & Elkins L.L.P.

5.1(b)                The Company will submit or has  submitted the Benefit Plan and any amendment thereto to the Internal  Revenue  Service ("IRS") in a timely manner and has made or will make all  changes  required  by the IRS in order to qualify the
                      Benefit Plan.

5.1(c)                Opinion of Vinson & Elkins L.L.P.

23.1(a)*              Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1(a))

23.1(b)               Consent of Arthur Andersen LLP

23.1(c)*              Consent of Coopers & Lybrand LLP

23.1(d)               Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1(c))

24.1*                 Powers of Attorney

24.1(b)               Power of Attorney - Jonathan S. Linker

24.1(c)               Power of Attorney - Michael V. Ronca


         *  Previously filed.


                                       1